UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 30, 2008

Western Alliance Bancorporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 W. Sahara Avenue, Las Vegas, Nevada		89102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702.248.4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Principal Accounting Officer

On May 30, 2008, Terry Shirey notified Western Alliance Bancorporation (the "Company") of his resignation as Principal Accounting Officer, effective June 20, 2008. Mr. Shirey has accepted a job opportunity with another company.

Appointment of Principal Accounting Officer

On June 5, 2008, the Company appointed Thomas W. Edington, CPA, to the position of Principal Accounting Officer. The appointment is effective as of June 20, 2008.

Mr. Edington, age 38, is a graduate of Brigham Young University where he received his Bachelor of Science in Accountancy and Master of Accountancy degrees. Mr. Edington previously worked from September 1995 through January 2003 for McGladrey & Pullen, LLP in both audit and accounting functions, specializing in commercial banking. From February 2003 through January 2007 Mr. Edington worked for Silver State Financial Services, Inc. as the Chief Financial Officer. Mr. Edington has been employed with the Company since February 2007 as Senior Vice President and Tax Manager.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Alliance Bancorporation

June 5, 2008	By:	Dale Gibbons

Name: Dale Gibbons
Title: Chief Financial Officer